Exhibit 99.1

PRESS RELEASE

INVESTOR CONTACT:
Lisa L. Ewbank
Synopsys, Inc.
650-584-1901

EDITORIAL CONTACT:
Yvette Huygen
Synopsys, Inc.
650-584-4547
yvetteh@synopsys.com

Synopsys Posts Financial Results for Fourth Quarter and Fiscal Year 2011

Q4 2011 Financial Highlights

•	Revenue: $390.5 million

•	GAAP earnings per share: $0.27

•	Non-GAAP earnings per share: $0.45

FY 2011 Financial Highlights

•	Revenue: $1.536 billion

•	GAAP earnings per share: $1.47

•	Non-GAAP earnings per share: $1.80

•	Cash flow from operations: $440.3 million

•	Ending cash balance: $1.0 billion

•	Stock repurchases: $435.2 million

MOUNTAIN VIEW, Calif. – Nov. 30, 2011 – Synopsys, Inc. (Nasdaq: SNPS), a world leader in software and IP used in the design, verification and manufacture of electronic components and systems, today reported results for its fourth quarter and fiscal year 2011.

For the fourth quarter of fiscal 2011, Synopsys reported revenue of $390.5 million, compared to $375.5 million for the fourth quarter of fiscal 2010. Revenue for fiscal year 2011 was $1.536 billion, an increase of 11.2 percent from $1.38 billion in fiscal 2010.

“Synopsys had an outstanding fiscal 2011, with double-digit revenue and non-GAAP earnings per share growth,” said Aart de Geus, chairman and CEO of Synopsys. “Our customers continue to drive

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design aggressively, even in the context of economic uncertainty. Our combination of advanced technology and support expertise is helping to solve the most pressing technical challenges. Synopsys’ financial strength and predictable business model support an objective of double-digit non-GAAP earnings per share growth in fiscal 2012.”

GAAP Results

On a generally accepted accounting principles (GAAP) basis, net income for the fourth quarter of fiscal 2011 was $39.9 million, or $0.27 per share, compared to $25.4 million, or $0.17 per share, for the fourth quarter of fiscal 2010. GAAP net income for fiscal year 2011 was $221.4 million, or $1.47 per share, compared to $237.1 million, or $1.56 per share, for fiscal 2010.

Non-GAAP Results

On a non-GAAP basis, net income for the fourth quarter of fiscal 2011 was $65.3 million, or $0.45 per share, compared to non-GAAP net income of $59.9 million, or $0.39 per share, for the fourth quarter of fiscal 2010. Non-GAAP net income for fiscal 2011 was $270.3 million, or $1.80 per share, compared to non-GAAP net income of $242.4 million, or $1.60 per share, for fiscal 2010. Reconciliation between GAAP and non-GAAP results is provided at the end of this press release.

Financial Targets

Synopsys also provided its financial targets for the first quarter and full fiscal year 2012. These targets do not include any impact of future acquisition-related activities. These targets constitute forward-looking information and are based on current expectations. For a discussion of factors that could cause actual results to differ materially from these targets, see “Forward-Looking Statements” below.

First Quarter of Fiscal Year 2012 Targets:

•	Revenue: $412 million - $420 million

•	GAAP expenses: $340 million - $357 million

•	Non-GAAP expenses: $310 million - $320 million

•	Other income and expense: $0 - $2 million

•	Tax rate applied in non-GAAP net income calculations: 24 - 25 percent

•	Fully diluted outstanding shares: 145 million - 149 million

•	GAAP earnings per share: $0.33 - $0.38

•	Non-GAAP earnings per share: $0.51 - $0.53

•	Revenue from backlog: greater than 90 percent

Note: The first quarter of fiscal 2012 includes an extra week.

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Full Fiscal Year 2012 Targets:

•	Revenue: $1.640 billion - $1.665 billion

•	Other income and expense: $0 million - $4 million

•	Tax rate applied in non-GAAP net income calculations: 25 - 26 percent

•	Fully diluted outstanding shares: 145 million - 149 million

•	GAAP earnings per share: $1.28 - $1.44

•	Non-GAAP earnings per share: $1.93 - $1.99

•	Cash flow from operations: approximately $300 million

•	Revenue from backlog: greater than 80 percent

GAAP Reconciliation

Synopsys continues to provide all information required in accordance with GAAP, but believes evaluating its ongoing operating results may not be as useful if an investor is limited to reviewing only GAAP financial measures. Accordingly, Synopsys presents non-GAAP financial measures in reporting its financial results to provide investors with an additional tool to evaluate Synopsys’ operating results in a manner that focuses on what Synopsys believes to be its ongoing business operations and what Synopsys uses to evaluate its ongoing operations and for internal planning and forecasting purposes. Synopsys’ management does not itself, nor does it suggest that investors should, consider such non-GAAP financial measures in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Synopsys’ management believes it is useful for itself and investors to review, as applicable, both GAAP information that includes: (i) the amortization of acquired intangible assets, (ii) the impact of stock compensation, (iii) acquisition-related costs, (iv) other significant items, including the effect of tax benefits from settlements with the Internal Revenue Service, and (v) the income tax effect of non-GAAP pre-tax adjustments as well as unusual or infrequent tax adjustments; and the non-GAAP measures that exclude such information in order to assess the performance of Synopsys’ business and for planning and forecasting in subsequent periods. Whenever Synopsys uses a non-GAAP financial measure, it provides a reconciliation of the non-GAAP financial measure to the most closely applicable GAAP financial measure. Investors are encouraged to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measure as detailed below.

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Reconciliation of Fourth Quarter and Fiscal Year 2011 Results

The following tables reconcile the specific items excluded from GAAP in the calculation of non-GAAP net income and earnings per share for the periods indicated below.

GAAP to Non-GAAP Reconciliation of Fourth Quarter and Fiscal Year 2011 Results

(unaudited and in thousands, except per share amounts)

	Three Months Ended October 31,			Twelve Months Ended October 31,
	2011		2010	2011	2010
GAAP net income	$39,942		$25,401	$221,364	$237,063
Adjustments:
Amortization of intangible assets	16,852		14,610	69,420	47,685
Stock compensation	14,984		14,775	56,414	59,989
Acquisition-related costs	963	(1)	10,814	1,231 (1)	20,650
Facility restructuring charge	—		123	—	1,238
Tax benefit from IRS settlement	—		—	(32,782)	(94,344)
Tax adjustments	(7,414)		(5,870)	(45,374)	(29,892)

Non-GAAP net income	$65,327		$59,853	$270,273	$242,389

	Three Months Ended October 31,			Twelve Months Ended October 31,
	2011		2010	2011	2010
GAAP net income per share	$0.27		$0.17	$1.47	$1.56
Adjustments:
Amortization of intangible assets	0.12		0.09	0.46	0.31
Stock compensation	0.10		0.10	0.38	0.40
Acquisition-related costs	0.01	(1)	0.07	0.01 (1)	0.14
Facility restructuring charge	—		0.00	—	0.01
Tax benefit from IRS settlement	—		—	(0.22)	(0.62)
Tax adjustments	(0.05)		(0.04)	(0.30)	(0.20)

Non-GAAP net income per share	$0.45		$0.39	$1.80	$1.60

Shares used in calculation	146,350		151,978	150,367	151,911

(1)	Included changes to the fair value of contingent consideration related to a prior year acquisition.

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Reconciliation of Target Non-GAAP Operating Results

The following tables reconcile the specific items excluded from GAAP in the calculation of target non-GAAP operating results for the periods indicated below.

GAAP to Non-GAAP Reconciliation of First Quarter Fiscal Year 2012 Targets

(in thousands, except per share amounts)

	Range for Three Months Ending January 31, 2012 (1)
	Low	High
Target GAAP expenses	$340,000	$357,000
Adjustments:
Estimated impact of amortization of intangible assets	(16,000)	(19,000)
Estimated impact of stock compensation	(14,000)	(18,000)

Target non-GAAP expenses	$310,000	$320,000

	Range for Three Months Ending January 31, 2012 (1)
	Low	High
Target GAAP earnings per share	$0.33	$0.38
Adjustments:
Estimated impact of amortization of intangible assets	0.13	0.11
Estimated impact of stock compensation	0.12	0.10
Net non-GAAP tax adjustments	(0.07)	(0.06)

Target non-GAAP earnings per share	$0.51	$0.53

Shares used in non-GAAP calculation (midpoint of target range)	147,000	147,000

GAAP to Non-GAAP Reconciliation of Full Fiscal Year 2012 Targets

	Range for Fiscal Year Ending October 31, 2012
	Low	High
Target GAAP earnings per share	$1.28	$1.44
Adjustments:
Estimated impact of amortization of intangible assets	0.48	0.41
Estimated impact of stock compensation	0.47	0.40
Net non-GAAP tax adjustments	(0.30)	(0.26)

Target non-GAAP earnings per share	$1.93	$1.99

Shares used in non-GAAP calculation (midpoint of target range)	147,000	147,000

(1)	Synopsys' first quarter of fiscal 2012 has an extra week ending February 4, 2012. For presentation purposes, the first quarter forecast refers to a calendar month ending January 31, 2012.

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Earnings Call Open to Investors

Synopsys will hold a conference call for financial analysts and investors today at 2:00 p.m. Pacific Time. A live webcast of the call will be available at Synopsys’ corporate website at www.synopsys.com. A recording of the call will be available by calling +1-800-475-6701 (+1-320-365-3844 for international callers), access code 223781 beginning at 4:00 p.m. Pacific Time today. A webcast replay will also be available on the website from approximately 5:30 p.m. Pacific Time today through the time Synopsys announces its results for the first quarter fiscal 2012 in February 2012. Synopsys will post copies of the prepared remarks of Aart de Geus, chairman and chief executive officer, and Brian Beattie, chief financial officer, on its website following the call. In addition, Synopsys makes additional financial information available in a financial supplement also posted on the corporate website.

Effectiveness of Information

The targets included in this release, the statements made during the earnings conference call and the information contained in the financial supplement (available in the Investor Relations section of Synopsys’ website at www.synopsys.com) represent Synopsys’ expectations and beliefs as of the date of this release only. Although this press release, copies of the prepared remarks of the chief executive officer and chief financial officer made during the call and the financial supplement will remain available on Synopsys’ website through the date of the first quarter fiscal year 2012 earnings call in February 2012, their continued availability through such date does not mean that Synopsys is reaffirming or confirming their continued validity. Synopsys does not currently intend to report on its progress during the first quarter of fiscal 2012 or comment to analysts or investors on, or otherwise update, the targets given in this earnings release.

Availability of Final Financial Statements

Synopsys will include final financial statements for fiscal 2011 in its annual report on Form 10-K to be filed by December 29, 2011.

About Synopsys

Synopsys, Inc. (Nasdaq: SNPS) is a world leader in electronic design automation (EDA), supplying the global electronics market with the software, intellectual property (IP) and services used in

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semiconductor design, verification and manufacturing. Synopsys’ comprehensive, integrated portfolio of implementation, verification, IP, manufacturing and field-programmable gate array (FPGA) solutions helps address the key challenges designers and manufacturers face today, such as power and yield management, system-to-silicon verification and time-to-results. These technology-leading solutions help give Synopsys customers a competitive edge in bringing the best products to market quickly while reducing costs and schedule risk. Synopsys is headquartered in Mountain View, California, and has more than 70 offices located throughout North America, Europe, Japan, Asia and India. Visit Synopsys online at http://www.synopsys.com/.

Forward-Looking Statements

The statements made in this press release regarding projected financial results in the sections entitled “Financial Targets,” and “Reconciliation of Target Non-GAAP Operating Results,” financial objectives, and certain statements made in the earnings conference call are forward-looking statements within the meaning of the safe harbor provisions of Section 21E of the Securities Exchange Act of 1934. Actual results could differ materially from those described by these statements due to a number of uncertainties, including, but not limited to:

•	uncertainty in the growth of the semiconductor and electronics industry;

•	changes in demand for Synopsys’ products due to fluctuations in demand for its customers’ products;

•

Synopsys’ ability to realize the potential financial or strategic benefits of acquisitions and the difficulties in the integration of the products and operations of acquired companies or assets into Synopsys’ products and operations;

•	continued uncertainty in the global economy and its potential impact on the semiconductor and electronics industries;

•	increased competition in the market for Synopsys’ products and services including through consolidation in the industry and among our customers;

•	lower-than-anticipated new IC design starts;

•

lower-than-anticipated purchases or delays in purchases of software or consulting services by Synopsys’ customers, including delays in the renewal, or non-renewal, of Synopsys’ license arrangements with major customers;

•	changes in the mix of time-based licenses and upfront licenses;

•	lower-than-expected orders; and

•	failure of customers to pay license fees as scheduled.

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In addition, Synopsys’ actual expenses, earnings per share and tax rate on a GAAP and non-GAAP basis for the fiscal quarter ending January 31, 2012, actual expenses, earnings per share, tax rate, and other projections on a GAAP and non-GAAP basis for fiscal year 2012, and cash flow from operations on a GAAP basis for fiscal year 2012 could differ materially from the targets stated under “Financial Targets” above for a number of reasons, including, but not limited to, (i) integration and other acquisition-related costs including amortization of intangible assets and costs formerly capitalized but now expensed due to new accounting guidance related to business combinations, as well as changes in the fair value of contingent consideration related to prior acquisitions, (ii) application of the actual consolidated GAAP and non-GAAP tax rates for such periods, or judgment by management, based upon the status of pending audits and settlements to increase or decrease an income tax asset or liability, (iii) a determination by Synopsys that any portion of its goodwill or intangible assets have become impaired, (iv) changes in the anticipated amount of employee stock-based compensation expense recognized on Synopsys’ financial statements, (v) actual change in the fair value of Synopsys’ non-qualified deferred compensation plan obligations, (vi) increases or decreases to estimated capital expenditures, (vii) changes driven by new accounting rules, regulations, interpretations or guidance, (viii) general economic conditions, and (ix) other risks as detailed in Synopsys’ SEC filings, including those described in the “Risk Factors” section in its latest Quarterly Report on Form 10-Q for the third fiscal quarter ended July 31, 2011. Furthermore, Synopsys’ actual tax rates applied to income for the first quarter and fiscal year 2012 could differ from the targets given in this press release as a result of a number of factors, including the actual geographic mix of revenue during the quarter and year, and actions by the government. Finally, Synopsys’ targets for outstanding shares in the first quarter and fiscal year 2012 could differ from the targets given in this press release as a result of higher than expected employee stock plan issuances or stock option exercises, acquisitions and the extent of Synopsys’ stock repurchase activity.

Synopsys is under no obligation to (and expressly disclaims any such obligation to) update or alter any of the forward-looking statements made in this earnings release, the conference call or the financial supplement whether as a result of new information, future events or otherwise, unless otherwise required by law.

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Synopsys is a registered trademark of Synopsys, Inc.   Any other trademarks mentioned in this release are the property of their respective owners.

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SYNOPSYS, INC.

Unaudited Consolidated Statements of Operations (1)

(in thousands, except per share amounts)

	Three Months Ended October 31,		Twelve Months Ended October 31,
	2011	2010	2011	2010
Revenue:
Time-based license	$323,824	$310,708	$1,260,342	$1,158,418
Upfront license	19,969	20,807	90,531	68,618
Maintenance and service	46,741	43,944	184,770	153,625

Total revenue	390,534	375,459	1,535,643	1,380,661
Cost of revenue:
License	51,632	50,105	205,390	180,245
Maintenance and service	20,445	18,271	80,241	64,746
Amortization of intangible assets	13,308	11,367	54,819	36,103

Total cost of revenue	85,385	79,743	340,450	281,094

Gross margin	305,149	295,716	1,195,193	1,099,567
Operating expenses:
Research and development	125,415	129,298	491,871	449,229
Sales and marketing	93,500	96,968	363,118	339,759
General and administrative	26,373	32,950	112,760	114,887
Amortization of intangible assets	3,544	3,243	14,601	11,582

Total operating expenses	248,832	262,459	982,350	915,457

Operating income	56,317	33,257	212,843	184,110
Other (expense) income, net	(2,762)	6,439	6,270	14,548

Income before income taxes	53,555	39,696	219,113	198,658
Provision (benefit) for income taxes	13,613	14,295	(2,251)	(38,405)

Net income	$39,942	$25,401	$221,364	$237,063

Net income per share:
Basic	$0.28	$0.17	$1.51	$1.60

Diluted	$0.27	$0.17	$1.47	$1.56

Shares used in computing per share amounts:
Basic	143,855	148,229	146,573	148,013

Diluted	146,350	151,978	150,367	151,911

(1)	Synopsys' fourth quarter ended on the Saturday nearest October 31. For presentation purposes, the Unaudited Consolidated Statements of Operations refer to a calendar month end.

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SYNOPSYS, INC.

Unaudited Consolidated Balance Sheets (1)

(in thousands, except par value amounts)

	October 31, 2011	October 31, 2010
ASSETS:
Current assets:
Cash and cash equivalents	$855,077	$775,407
Short-term investments	148,997	163,154

Total cash, cash equivalents and short-term investments	1,004,074	938,561
Accounts receivable, net	203,124	181,102
Deferred income taxes	58,536	73,465
Income taxes receivable	25,545	18,425
Prepaid and other current assets	46,776	36,202

Total current assets	1,338,055	1,247,755
Property and equipment, net	159,517	148,580
Goodwill	1,289,286	1,265,843
Intangible assets, net	196,031	249,656
Long-term deferred income taxes	281,056	268,759
Other long-term assets	103,389	105,948

Total assets	$3,367,334	$3,286,541

LIABILITIES AND STOCKHOLDERS' EQUITY:
Current liabilities:
Accounts payable and accrued liabilities	$302,176	$312,850
Accrued income taxes	3,079	8,349
Deferred revenue	703,555	600,569

Total current liabilities	1,008,810	921,768
Long-term accrued income taxes	92,940	128,603
Other long-term liabilities	108,076	101,885
Long-term deferred revenue	56,208	34,103

Total liabilities	1,266,034	1,186,359
Stockholders' equity:
Preferred stock, $0.01 par value: 2,000 shares authorized; none outstanding	—	—
Common stock, $0.01 par value: 400,000 shares authorized; 143,308 and
148,479 shares outstanding, respectively	1,433	1,485
Capital in excess of par value	1,521,327	1,541,383
Retained earnings	957,517	770,674
Treasury stock, at cost: 13,956 and 8,786 shares, respectively	(358,032)	(197,586)
Accumulated other comprehensive loss	(20,945)	(15,774)

Total stockholders' equity	2,101,300	2,100,182

Total liabilities and stockholders' equity	$3,367,334	$3,286,541

(1)	Synopsys' fourth quarter ended on the Saturday nearest October 31. For presentation purposes, the Unaudited Consolidated Balance Sheets refer to a calendar month end.

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SYNOPSYS, INC.

Unaudited Consolidated Statements of Cash Flows (1)

(in thousands)

	Twelve Months Ended October 31,
	2011	2010
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$221,364	$237,063
Adjustments to reconcile net income to net cash provided by operating activities:
Amortization and depreciation	128,550	101,201
Stock compensation	56,414	59,988
Allowance for doubtful accounts	1,058	(899)
Write-down of long-term investments	999	468
Gain on sale of investments	(936)	(3,995)
Deferred income taxes	22,278	38,356
Net changes in operating assets and liabilities, net of acquired assets and liabilities:
Accounts receivable	(18,974)	(16,202)
Prepaid and other current assets	(13,445)	4,638
Other long-term assets	(4,248)	(5,923)
Accounts payable and other liabilities	(7,408)	10,566
Income taxes	(58,377)	(94,052)
Deferred revenue	113,041	9,827

Net cash provided by operating activities	440,316	341,036

CASH FLOWS FROM INVESTING ACTIVITIES:
Proceeds from sales and maturities of short-term investments	136,983	547,686
Purchases of short-term investments	(127,385)	(243,515)
Proceeds from sales of long-term investments	2,828	—
Purchases of property and equipment	(57,345)	(39,223)
Cash paid for acquisitions, net of cash acquired	(41,015)	(500,829)
Capitalization of software development costs	(2,885)	(2,852)

Net cash used in investing activities	(88,819)	(238,733)

CASH FLOWS FROM FINANCING ACTIVITIES:
Principal payments on capital leases	(4,628)	(3,692)
Issuances of common stock	162,180	145,329
Purchase of equity forward contract	(33,335)	—
Purchases of treasury stock	(401,836)	(184,699)

Net cash used in financing activities	(277,619)	(43,062)
Effect of exchange rate changes on cash and cash equivalents	5,792	14,553

Net change in cash and cash equivalents	79,670	73,794
Cash and cash equivalents, beginning of the year	775,407	701,613

Cash and cash equivalents, end of the year	$855,077	$775,407

(1)	Synopsys' fiscal year ended on the Saturday nearest October 31. For presentation purposes, the Unaudited Consolidated Statements of Cash Flows refer to a calendar month end.

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